FIDELITY BOSTON STREET TRUST

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

June 13, 2001

Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY BOSTON STREET TRUST

Fidelity Target Timeline 2001

Fidelity Target Timeline 2003

(the "Funds")

was held on June 13, 2001 at 10:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Don Kirk an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Ms. Capua reported that proxies representing 50.001% of the outstanding voting securities of the trust and at least 50.001% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Fund to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated April 16, 2001

Proxy Statement dated April 16, 2001

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for Fidelity Boston Street Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 96,905,959.26 affirmative votes, or 94.582% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the fourteen nominees listed in the Proxy Statement received the affirmative vote of at least 98.030% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fourteen nominees listed in the Proxy Statement dated April 16, 2001, be, and they hereby are, elected as Trustees of Fidelity Boston Street Trust.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Target Timeline 2003 that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 41,725,190.39 affirmative votes of Fidelity Target Timeline 2003, or 94.876% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Target Timeline 2003 be, and it hereby is, approved, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for Fidelity Target Timeline 2003 that would (i) allow FMR to receive investment advice and research services from FMR U.K.; (ii) permit FMR to grant FMR U.K. investment management authority if FMR believes it would be beneficial to the Fund and its shareholders; and (iii) allow FMR, FMR U.K. and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for the Fund, as set forth in the Proxy Statement received 41,074,544.55 affirmative votes of Fidelity Target Timeline 2003, or 93.397% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Fidelity Target Timeline 2003 be, and it hereby is, amended, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for Fidelity Target Timeline 2003 that would (i) allow FMR to receive investment advice and research services from FMR Far East; (ii) permit FMR to grant FMR Far East investment management authority if FMR believes it would be beneficial to the Fund and its shareholders; and (iii) allow FMR, FMR Far East and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for the Fund, as set forth in the Proxy Statement, received 41,216,771.17 affirmative votes of Fidelity Target Timeline 2003, or 93.720% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Fidelity Target Timeline 2003 be, and it hereby is, amended, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning underwriting.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 54,001,700.09 affirmative votes of Fidelity Target Timeline 2001, or 92.344% of the votes cast at the meeting; and received 40,304,003.67 affirmative votes of Fidelity Target Timeline 2003, or 91.645% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fundamental investment limitation concerning underwriting for each of Fidelity Target Timeline 2001 and Fidelity Target Timeline 2003 be, and they hereby are, amended, as set forth in the Proxy Statement dated April 16, 2001.

Mr. Dwight stated that the seventh and final item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning lending.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 53,352,176.48 affirmative votes of Fidelity Target Timeline 2001, or 91.233% of the votes cast at the meeting; and received 40,402,842.92 affirmative votes of Fidelity Target Timeline 2003, or 91.869% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fundamental investment limitation concerning lending for each of Fidelity Target Timeline 2001 and Fidelity Target Timeline 2003 be, and they hereby are, amended, as set forth in the Proxy Statement dated April 16, 2001.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore